     IF THE REGISTERED OWNER OF THIS SECURITY (AS INDICATED BELOW) IS THE DEPOSITORY TRUST COMPANY (THE "DEPOSITORY") OR A NOMINEE OF THE DEPOSITORY, THEN THIS SECURITY IS A GLOBAL SECURITY AND THE FOLLOWING LEGENDS SHALL APPLY:

     THIS SECURITY IS A BOOK-ENTRY SECURITY IN A GLOBAL FORM WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS GLOBAL SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

     UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (55 WATER STREET, NEW YORK, NEW YORK) TO CASE CREDIT CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED UPON REGISTRATION OF, TRANSFER OF, OR IN EXCHANGE FOR, OR IN LIEU OF, THIS SECURITY IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

REGISTERED NO. FLR-_______________         CUSIP NO.:_____________________
                                           PRINCIPAL AMOUNT:______________


                            CASE CREDIT CORPORATION

                           MEDIUM-TERM NOTE, SERIES C
             Due From 9 Months to 30 Years From Original Issue Date
                                (Floating Rate)

ORIGINAL ISSUE PRICE:

ORIGINAL ISSUE DATE:

INITIAL INTEREST RATE:_________%

INTEREST RATE BASIS: (IF LIBOR, / / LIBOR Reuters / / LIBOR Telerate)

                     (If Treasury Rate, designated Telerate page: / /56   / /57)

                     (If CMT Rate, designated CMT Telerate page: / /7051 / /7052
                            (if 7052, / / weekly or / / monthly average)

SPREAD (PLUS OR MINUS):

SPREAD MULTIPLIER: __________%

INTEREST PAYMENT DATES:

INTEREST DETERMINATION DATES:

INTEREST RESET DATES:

STATED MATURITY:

INDEX MATURITY:

MAXIMUM INTEREST RATE:

MINIMUM INTEREST RATE:

REGULAR RECORD DATES:

REDEMPTION PRICE:

REDEMPTION COMMENCEMENT DATE:

HOLDER'S OPTIONAL REPAYMENT DATE(S):

HOLDER'S OPTIONAL REPAYMENT PRICE:

AMORTIZATION FORMULA:

AMORTIZATION PAYMENT DATE(S):

CALCULATION AGENT (if other than The Bank of New York):

OTHER PROVISIONS:

          IF APPLICABLE, THE FOLLOWING WILL BE COMPLETED SOLELY FOR THE PURPOSE OF APPLYING THE UNITED STATES FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID")
RULES:

TOTAL AMOUNT OF OID:

YIELD TO MATURITY:

INITIAL ACCRUAL PERIOD OID:
METHOD USED TO DETERMINE
YIELD FOR INITIAL ACCRUAL
PERIOD:
_______ APPROXIMATE
_______ EXACT

If applicable, the Redemption Price initially shall be __% of the principal amount of this Security to be redeemed and shall decline at each anniversary of the Redemption Commencement Date by ___% of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount, together with interest thereon to the date fixed for redemption.

     CASE CREDIT CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to ______________________________, or registered assigns, the principal sum of ______________________ Dollars ($____________) at Stated Maturity specified above or upon earlier redemption or repayment, and to pay interest thereon from the Original Issue Date shown above or from the most recent Interest Payment Date to which interest has been paid or duly provided for on the Interest Payment Dates set forth above, and at Stated Maturity or upon earlier redemption or repayment, commencing on the first Interest Payment Date next succeeding the Original Issue Date; provided, however, that if the Original Issue Date is after a Regular Record Date and before the Interest Payment Date following the next succeeding Regular Record Date, interest payments will commence on the Interest Payment Date following the next succeeding Regular Record Date; at a rate per annum determined in accordance with the provisions on the reverse hereof, depending on the Interest Rate Basis specified above, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which, unless otherwise indicated above, shall be the 15th calendar day (whether or not a Business Day) next preceding such Interest Payment Date; provided, however, that interest payable at Stated Maturity specified above or upon earlier redemption or repayment will be payable to the person to whom principal shall be payable. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to the Holders of Securities of this series and of like tenor not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner, not inconsistent with the requirements of any securities exchange on which this Security may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

     Payment of the principal of (and premium, if any) and interest on, this Security will be made at the office or agency of the Company maintained for that purpose in New York City in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, payment of interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register. The Company will, at all times, appoint and maintain a paying agent, initially the Trustee (the "Paying Agent"), authorized by the Company, to pay the principal of, and premium, if any, or interest on, this Security on behalf of the Company to the person entitled thereto.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the Certificate of Authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under a facsimile of its Corporate Seal.

Dated:___________________
                                CASE CREDIT CORPORATION



                                By:________________________
                                    Name:
                                    Its:

Attest:____________________
       Name:
       Its:

                         CERTIFICATE OF AUTHENTICATION

THIS IS ONE OF THE SECURITIES DESCRIBED IN THE WITHIN MENTIONED INDENTURE.

                              The Bank of New York,
                                    as Trustee



                              By:________________________
                                    Authorized Signatory

                             (Reverse of Security)

                            CASE CREDIT CORPORATION

                           MEDIUM-TERM NOTE, SERIES C
             Due From 9 Months To 30 Years From Original Issue Date
                                (Floating Rate)

     This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of October 1, 1997 (herein called the "Indenture"), between the Company and The Bank of New York, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the Securities of the series designated on the face hereof. The Securities of this series may be issued from time to time in an aggregate initial offering price of up to $550,000,000, may mature at different times, bear interest, if any, at different rates, and be redeemable at different times or not at all.

     The interest rate payable on this Security will be calculated by reference to the Interest Rate Basis specified on the face hereof (a) plus or minus the Spread, if any, or (b) multiplied by the Spread Multiplier, if any. This Security may have either or both of the following: (A) the Maximum Interest Rate specified on the face hereof, which will be the maximum numerical interest rate limitation, or ceiling, on the rate of interest which may accrue during any interest period and (b) the Minimum Interest Rate specified on the face hereof, which will be the minimum numerical interest rate limitation, or floor, on the rate of interest which may accrue during any interest period. The Interest Rate Basis may be (a) the Commercial Paper Rate, (b) the Prime Rate, (c) LIBOR, (d) the Treasury Rate, (e) the CD Rate, (f) the CMT Rate, (g) the Federal Funds
Rate or (h) such other Interest Rate Basis as is set forth on the face hereof. The "Index Maturity" is the period to maturity of the instrument or obligation from which the Interest Rate Basis is calculated. Except as otherwise provided herein, all percentages resulting from any calculation will be rounded, if necessary, to the nearest one-hundred thousandth of a percentage point, (e.g., 9.876545% (or 0.09876545) being rounded to 9.87655% (or 0.0987655), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upwards).

     Interest will be payable, in the case of Securities which reset daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year (as specified on the face hereof); in the case of Securities which reset quarterly, on the third Wednesday of March, June, September, and December of each year; in the case of Securities which reset semi-annually, on the third Wednesday of the two months of each year specified on the face hereof; and in the case of Securities which reset annually, on the third Wednesday of the month specified on the face hereof (each an "Interest Payment Date"); and in each case, at Stated Maturity or upon earlier redemption or repayment.

     Payments of interest will include interest accrued to but excluding the applicable Interest Payment Date or date of Stated Maturity, redemption or repayment, as the case may be. Accrued interest from the Original Issue Date or from the last date to which interest has been paid is calculated by multiplying the face amount of this Security by an accrued interest factor, computed by adding the interest factor calculated for each day from such starting date to but excluding the date for which accrued interest is being calculated. The interest factor (expressed as a decimal) for each such day is computed by dividing the interest rate (expressed as a decimal) applicable to such day by 360 or, if the Interest Rate Basis specified on the face hereof is the Treasury Rate or CMT Rate, by the actual number of days in the year.

     The rate of interest on this Security will be reset daily, weekly, monthly, quarterly, semi-annually or annually (each an "Interest Reset Date"), as specified on the face hereof. The Interest Reset Date will be, if this Security resets daily, each Business Day, if this Security resets weekly (except where the specified Interest Rate Basis is the Treasury Rate), the Wednesday of each week, or if the specified Interest Rate Basis is the Treasury Rate, the Tuesday of each week, if this Security resets monthly, the third Wednesday of each month, if this Security resets quarterly, the third Wednesday of March, June, September and December, if this Security resets semi-annually, the third Wednesday of two months of each year, as specified on the face hereof, and if this Security resets annually, the third Wednesday of one month of the year, as specified on the face hereof. The interest rate in effect from the Original Issue Date to the first Interest Reset Date will be the Initial Interest Rate specified on the face hereof. If any Interest Reset Date would otherwise be a day that is not a Business Day, the Interest Reset Date shall be postponed to the next day that is a Business Day, except that if the specified interest Rate Basis is LIBOR and such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day.

     If any Interest Payment Date specified on the face hereof (other than at the Stated Maturity) would otherwise fall on a day that is not a Business Day, such Interest Payment Date shall be the next succeeding Business Day, or if the specified Interest Rate Basis is LIBOR (a "LIBOR Security"), and such succeeding Business Day falls in the next calendar month, such Interest Payment Date shall be the next preceding Business Day. "Business Day" means (i) for all Notes, each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the city of New York, New York are authorized or obligated by law or executive order to close and (ii) for LIBOR Notes, also a London Banking Day (as defined below). If the Stated Maturity (or date of redemption or repayment) falls on a day that is not a Business Day, the payment of interest and principal (and premium, if any) will be made on the next succeeding Business Day, and no interest will accrue as a result of such delayed payment.

     The interest rate commencing on an Interest Reset Date shall be the rate determined by reference to the applicable Interest Rate Basis determined as of the "Interest Determination Date." The Interest Determination Date pertaining to any Interest Reset Date for a Security specifying the Commercial Paper Rate (the "Commercial Paper Interest Determination Date"), for a Security specifying the Prime Rate (the "Prime Rate Interest Determination Date"), for a Security specifying the CD Rate (the "CD Rate Interest Determination Date"), for a Security specifying the CMT Rate (the "CMT Rate Interest Determination Date") and for a Security specifying the Federal Funds Rate (the "Federal Funds Interest Determination Date") will be the second Business Day preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for a LIBOR Note (the "LIBOR Interest Determination Date") will be the second London Banking Day preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for a Security specifying the Treasury Rate (the "Treasury Interest Determination Date") will be the day of the week in which such Interest Reset Date falls on which Treasury bills would normally be auctioned. Treasury bills are usually sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that such auction may be held on the preceding Friday. If an auction date shall fall on any Interest Reset Date for a Treasury Rate Security, then such Interest Reset Date shall instead be the first Business Date immediately following such auction date. Unless otherwise specified on the face hereof, the Calculation Date, if applicable, pertaining to any Interest Determination Date, is the date by which the applicable interest rate is determined and is the earlier of (a) the tenth calendar day after such Interest Determination Date or, if any such day is not a Business

Day, the next succeeding Business Date and (b) the Business Day preceding the applicable Interest Payment Date or date of Stated Maturity, as the case may be. "London Banking Day" means a day on which commercial banks are open for business, including dealings in the U.S. dollar, in London.

          Determination of Commercial Paper Rate. If the Interest Rate Basis of this Security is the Commercial Paper Rate, the interest rate with respect to any Commercial Paper Interest Determination Date shall equal the Money Market Yield (calculated as described below) of the rate on such date for commercial paper having the Index Maturity specified on the face hereof, as such rate shall be published by the Board of Governors of the Federal Reserve System in the "Statistical Release H.15(519), Selected Interest Rates" or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)") under the heading "Commercial Paper Nonfinancial."

          The following procedures shall apply if the rate cannot be set as described above. In the event that such rate is not published by 9:00 a.m, New York City time, on the relevant Calculation Date, then the Commercial Paper Rate shall be the Money Market Yield of the rate on such Commercial Paper Interest Determination Date for commercial paper of the Index Maturity specified on the face hereof as published in the daily update of H.15 (519), available through the world wide website of the Board of Governors of the Federal Reserve System at http://www.bog.frb.fed.us/releases/h15/ update, or any successor site or publication ("H.15 Daily Update") under the heading "Commercial Paper-Nonfinancial." If by 3:00 p.m, New York City time, on such Calculation Date the rate is not published in either H.15(519) or H.15 Daily Update, then the Calculation Agent will determine the Commercial Paper Rate to be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on such Commercial Paper Interest Determination Date, of three leading dealers of commercial paper in New York City selected by the Calculation Agent (after consultation with the Company) for commercial paper of the Index Maturity specified on the face hereof placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized rating organization. If fewer than three dealers selected as aforesaid by the Calculation Agent are providing quotes, the Commercial Paper Rate with respect to such Interest Reset Date will be the Commercial Paper Rate in effect on such Commercial Paper Interest Determination Date.

     "Money Market Yield" shall be a yield (expressed as a percentage) calculated in accordance with the following formula:

          "Money Market Yield =  100 x 360 x D
                                 --------------
                                  360 - (D x M)

where "D" refers to the annual rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the period from the Interest Reset Date to but excluding the day that numerically corresponds to such Interest Reset Date (or, if there is not any such numerically corresponding day, the last day) in the calendar month that is the number of months corresponding to the Index Maturity specified on the face hereof after the month in which such Interest Reset Date falls.

            Determination of Prime Rate. If the Interest Rate Basis of this Security is the Prime Rate, the interest rate with respect to any Prime Rate Interest Determination Date shall equal the rate on such date as published in H.15(519) under the heading "Bank Prime Loan."

          The following procedures shall apply if the rate cannot be set as described above. If such rate is not yet published by 9:00 a.m., New York City time, on the Calculation Date, the Prime Rate will be the rate on such Prime Rate Interest Determination Date as published in H.15 Daily Update opposite the caption "Bank Prime Loan." If the rate is not published by 3:00 p.m., New York City time, on the Calculation Date in either H.15(519) or H.15 Daily Update, then the Calculation Agent will determine the Prime Rate to be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen US Prime1 Page (as described below) as such bank's prime rate or base lending rate as in effect for such Prime Rate Interest Determination Date. If fewer than four such rates but more than one such rate appear on the Reuters Screen US Prime1 Page for such Prime Rate Interest Determination Date, then the Calculation Agent will determine the Prime Rate to be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Prime Rate Interest Determination Date by at least two major money center banks in New York City selected by the Calculation Agent (after consultation with the Company). If fewer than two rates appear on the Reuters Screen US Prime1 Page, then the Calculation Agent will determine the Prime Rate on the basis of the rates furnished in New York City by three substitute banks or trust companies organized and doing business under the laws of the United States, or any state thereof, having total equity capital of at least U.S. $500,000,000 and being subject to supervision or examination by federal or state authority, selected by the Calculation Agent (after consultation with the Company) to quote such rate or rates. If the banks or trust companies selected by the Calculation Agent are not providing quotes, the Prime Rate with respect to such Prime Rate Interest Reset Date will be the Prime Rate in effect on such Prime Rate Interest Determination Date.

"Reuters Screen US Prime1 Page" means the display designated as page "US Prime1" on the Reuters Monitor Money Rates Service (or such other page as may replace the US Prime1 page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

          Determination of LIBOR. If the Interest Rate Basis of this Security is LIBOR, the interest rate with respect to any Interest Reset Date shall be determined by the Calculation Agent in accordance with the following provisions:

               (i) For a LIBOR Interest Determination Date, LIBOR will be (a) if "LIBOR Reuters" is specified on the face hereof as the method for calculating LIBOR, LIBOR will be the arithmetic mean of the offered rates (unless the Designated LIBOR Page (as defined below) by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in U.S. dollars having the Index Maturity specified on the face hereof, commencing on the applicable Interest Reset Date, that appear on the Designated LIBOR Page as of 11:00 a.m., London time, on such LIBOR Interest Determination Date; (b) if "LIBOR Telerate" is specified on the face hereof as the method for calculating LIBOR, LIBOR will be the rate for deposits in U.S. dollars having the Index Maturity specified on the face hereof, commencing on the Applicable Interest Reset Date, that appears on the Designated LIBOR Page, as of 11:00 a.m., London time, on that LIBOR Interest Determination Date; or (c) if neither LIBOR Reuters nor LIBOR Telerate is specified on the face hereof as the method for calculating LIBOR, LIBOR will be calculated as if LIBOR Telerate had been specified.

     "Designated LIBOR Page" means (a) if "LIBOR Reuters" is specified on the face hereof as the method for calculating LIBOR, the display on the Reuters Monitor Money Rates Service (or any successor service) for the purpose of displaying the London interbank rates of major banks for deposits in U.S. dollars, (b) if "LIBOR Telerate" is specified on the face hereof as the method for calculating LIBOR, the display on the Bridge Telerate, Inc. Service (or any successor service) ("Telerate") for the purpose of displaying the London interbank rates of major banks for deposits in U.S. dollars, or (c) if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified on the face hereof, the display on Telerate for the purpose of displaying the London interbank rates of major banks for deposits in U.S. dollars.

               (ii) If fewer than two offered rates for the Index Maturity specified on the face hereof appear on the Designated LIBOR Page as specified in (i)(a) above, or on which no rate appears on the Designated LIBOR Page, as specified in (i)(b) above, as applicable, LIBOR will be determined as follows. The Calculation Agent will request the principal London office of each of four major reference banks in the London interbank market as selected by the Calculation Agent (after consultation with the Company) to provide the Calculation Agent with its offered quotation for deposits in U.S. dollars for the period of the Index Maturity specified on the face hereof, commencing on the applicable Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in U.S. dollars in such market at such time (a "Representative Amount"). If at least two quotations are provided, LIBOR determined on such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR determined on such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York City time or such other time specified on the face hereof, on such LIBOR Interest Determination Date by three major banks in New York City, selected by the Calculation Agent (after consultation with the Company), for loans in U.S. dollars to leading European banks having the Index Maturity specified on the face hereof and in a Representative Amount. If fewer than three banks selected by the Calculation Agent are providing quotes, LIBOR with respect to such Interest Reset Date will be the LIBOR in effect on such LIBOR Interest Determination Date.

          Determination of Treasury Rate. If the Interest Rate Basis of this Security is the Treasury Rate, the interest rate with respect to any Interest Reset Date shall equal the rate from the auction held on the applicable Treasury Interest Determination Date (the "Auction") of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified on the face hereof under the caption "INVESTMENT RATE" on the display on Telerate on page 56 or any other page as may replace page 56 on that service ("Telerate Page 56") or page 57 or any other page as may replace page 57 on that service ("Telerate Page 57"). If this rate is not published by 3:00 p.m., New York City time, on the relevant Calculation Date, then the Treasury Rate will be the Bond Equivalent Yield of the rate for the applicable Treasury Bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/ Treasury Bills/Auction High." If this rate is not published by 3:00 p.m., New York City time, on the Calculation Date, then the Treasury Rate will be the Bond Equivalent Yield of the auction rate of the applicable Treasury Bills announced by the United States Department of the Treasury. If this rate is not announced by the United States Department of the Treasury or if the Auction is not held, then the Treasury Rate will be the Bond Equivalent Yield of the rate on the applicable Treasury Interest Determination Date of Treasury Bills having the Index Maturity specified in the applicable pricing supplement published in H.15(519) under the caption "U.S. Government Securities/Treasury Bills/Secondary Market." If this rate is not published by 3:00 p.m., New York City time, on the Calculation Date, then the Treasury Rate will be the rate on the applicable Treasury Interest Determination Date of the applicable Treasury Bills as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Secondary Market." If this rate is not published by 3:00 p.m., New York City time, on the Calculation Date, then the Calculation Agent will determine the Treasury Rate to be the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Interest Determination Date, of three primary United States government securities dealers, which may include one or more of the Agents or their affiliates, selected by the Calculation Agent (after consultation with the Company) for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified on the face hereof.

     If fewer than three dealers selected by the Calculation Agent are providing quotes, the rate will be the same rate used for the prior interest period.

     "Bond Equivalent Yield" means a yield calculated in accordance with the following formula and expressed as a percentage:

          Bond Equivalent Yield=   D x N x 100
                                  -------------
                                  360 - (D x M)

where "D" refers to the applicable annual rate for Treasury Bills quoted on a bank discount basis, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

          Determination of CD Rate. If the Interest Rate Basis of this Security is the CD Rate, the interest rate with respect to any CD Rate Interest Determination Date shall equal the rate on such date for negotiable certificates of deposit having the Index Maturity specified on the face hereof as published in H.15(519) under the heading "CDs (Secondary Market)." The following procedures will apply if the rate cannot be set as described above. If such rate is not published in H.15(519) by 9:00 a.m., New York City time, on the relevant Calculation Date, then the CD Rate shall be the rate on such CD Rate Interest Determination Date set forth in H.15 Daily Update for certificates of deposit having the Index Maturity specified on the face hereof under the caption "CDs (Secondary Market)." If such rate is not yet published in either H.15(519) or H.15 Daily Update by 3:00 p.m., New York City time, on such Calculation Date, then the Calculation Agent will determine the CD Rate to be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Rate Interest Determination Date, of three leading nonbank dealers of negotiable U.S. dollar certificates of deposit in New York City selected by the Calculation Agent (after consultation with the Company) for negotiable certificates of deposit of major United States money market banks of the highest credit standing in the market for negotiable certificates of deposit with a remaining maturity closest to the Index Maturity specified on the face hereof in a denomination of $5,000,000. If fewer than three dealers selected by the Calculation Agent are providing quotes, the CD rate with respect to such Interest Reset Date will be the CD Rate in effect on such CD Rate Interest Determination Date.

          Determination of Federal Funds Rate. If the Interest Rate Basis of this Security is the Federal Funds Rate, the interest rate with respect to any Federal Funds Interest Determination Date shall equal the rate for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)." The following procedures shall apply if the rate cannot be set as described above. If such rate is not published prior to 9:00 a.m., New York City time, on the relevant Calculation Date, then the Federal Funds Rate will be the rate on such Federal Funds Interest Determination Date as published in H.15 Daily Update under the heading "Federal Funds (Effective)." If such rate is not yet published in either H.15(519) or H.15 Daily Update by 3:00 p.m., New York City time, on such Calculation Date, then the Calculation Agent will determine the Federal Funds Rate to be the arithmetic mean of the rates for the last transaction in overnight federal funds arranged by each of three leading brokers of Federal Funds transactions in New York City selected by the Calculation Agent (after consultation with the Company) prior to 9:00 a.m., New York City time, on such Federal Funds Interest Determination Date. If fewer than three brokers selected by the Calculation Agent are providing quotes, the Federal Funds Rate with respect to such Interest Reset Date will be the Federal Funds Rate in effect on such Federal Funds Interest Determination Date.

          Determination of CMT Rate. If the Interest Rate Basis of this Security is the CMT Rate, the interest rate with respect to any CMT Rate Interest Determination Date shall equal the rate displayed on the Designated CMT Telerate Page (as defined below) under the caption ". . . Treasury Constant Maturities . . . Federal Reserve Board Release H.15 . . . Mondays Approximately 3:45 p.m." or any successor caption, under the column for the Designated CMT Maturity Index (as defined below) for (i) if the Designated CMT Telerate Page is 7051, the rate on such CMT Rate Interest Determination Date or (ii) if the Designated CMT Telerate Page is 7052, the weekly or monthly average, as specified on the face hereof, for the week or the month, as applicable, ended immediately preceding the week or month, as applicable in which the related CMT Rate Interest Determination Date occurs. The following procedures shall apply if the rate cannot be set as described above. If such rate is no longer displayed on the relevant page or is not displayed by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate will be the Treasury Constant Maturity rate for the Designated CMT Maturity Index as published in the relevant H.15(519). If such rate is no longer published in H.15(519) or is not published by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate will be the Treasury Constant Maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the CMT Rate Interest Determination Date with respect to such Interest Reset Date as published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519). If such information is not provided by 3:00 p.m., New York City time, on the related Calculation Date, then the Calculation Agent will determine the CMT Rate to be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 p.m., New York City time, on the CMT Rate Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in New York City, which may include one or more of the Agents or their affiliates, selected by the Calculation Agent (after consultation with the Company) as described in the following sentence. The Calculation Agent will select five Reference Dealers and will eliminate the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than the Designated CMT Maturity Index minus one year. If the Calculation Agent is unable to obtain three such Treasury Note quotations, then the Calculation Agent will determine the CMT Rate to be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on such CMT Rate Interest Determination Date of three Reference Dealers in New York City (selected using the same method described above), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100,000,000. If three or four (but not five) of such Reference Dealers are providing quotes, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated. If fewer than three Reference Dealers selected by the Calculation Agent are providing quotes, the CMT Rate determined as of such Interest Determination Date will be the CMT Rate in effect on such CMT Rate Interest Determination Date.

If two Treasury Notes with an original maturity have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury Note with the shorter remaining term to maturity will be used.

     "Designated CMT Telerate Page" means the display on the Telerate (or any successor service), on the page specified on the face hereof, for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no such page is specified on the face hereof, the Designated CMT Telerate Page shall be 7052 for the most recent week.

     "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified on the face hereof with respect to which the CMT Rate will be calculated. If no such maturity is specified on the face hereof, the Designated CMT Maturity Index shall be two years.

     The Calculation Agent shall calculate the interest rate on this Security in accordance with the foregoing on each Interest Determination Date or Calculation Date as applicable. The Calculation Agent's determination of any Interest Rate shall be final and binding in the absence of manifest error. The interest rate on this Security will in no event be higher than the maximum rate permitted by applicable law.

     The Calculation Agent will upon the request of the Holder of this Security, provide to such Holder the interest rate hereon then in effect, and, if determined, the interest rate which will become effective on the next Interest Reset Date.

     If a Redemption Commencement Date is specified on the face hereof, this Security may be redeemed at the option of the Company as a whole, or from time to time in part, on any date on or after such Redemption Commencement Date and prior to maturity, upon mailing a notice of such redemption not less than 30 nor more than 60 days prior to the date fixed for redemption to the Holders of Securities to be redeemed at their last registered addresses, all as further provided in the Indenture, at the Optional Redemption Prices, if any, specified on the face hereof (expressed in percentages of the principal amount) together in each case with accrued interest to the date fixed for redemption. If less than all of the Notes with like tenor and terms are to be redeemed, the Notes to be redeemed shall be selected not more than 60 days prior to the redemption date by the Trustee by such method as the Trustee shall deem fair and appropriate.

     If a Repayment Date or Repayment Dates are specified on the face hereof, this Security will be repayable at the option of the Holder, in whole or from time to time in part, on such Repayment Date or Repayment Dates at the Repayment Price specified on the face hereof, together with accrued interest thereon to the Repayment Date on which repayment is sought. In order for this Security to be repaid, the Company must receive at the Corporate Trust Office of the Trustee in the city of New York, New York, at least 30 days, but not more than 60 days, prior to the specified Repayment Date (i) the Security with the form below entitled "Option to Elect Repayment" duly completed or (ii) a facsimile transmission or letter from a member of a national securities exchange, the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States of America, setting forth the name of the Holder of the Security, the principal amount of the Security, the portion of the principal amount of the Security to be repaid (which shall not be less than the minimum authorized denomination of this Security), the certificate number or a description of the tenor and terms of the Security, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Security with the form below entitled "Option to Elect Repayment" duly completed will be received by the Trustee not later than five Business Days after the date of such facsimile transmission or letter. If the procedure described in clause (ii) of the preceding sentence is followed, this Security with form duly completed must be received by the Trustee by such fifth Business Day. Exercise of any repayment option by the Holder of any Security shall be irrevocable. No transfer or exchange of any Security (or, in the event that any Security is to be repaid in part, such portion of the Security to be repaid) will be permitted after exercise of a repayment option. The repayment option may be exercised by the Holder of a Security for less than the entire principal amount of the Security provided that the principal amount of the Security remaining outstanding after repayment, if any, is an authorized denomination. The

Trustee will refer all questions as to the validity, eligibility (including time of receipt) and acceptance of any Security for repayment to the Company whose determination of such questions will be final and binding.

     In the event of redemption or repayment of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

     If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

     Notwithstanding anything herein to the contrary, if this Note is an Original Issue Discount Note as specified on the face hereof, the amount payable in the event of redemption or repayment prior to the Stated Maturity hereof in lieu of the principal amount due at the Stated Maturity hereof shall be the Amortized Face Amount of this Security as of the Redemption Date or the date of repayment, as the case may be. The "Amortized Face Amount" of this Security shall be the amount equal to (a) the Issue Price (as set forth on the face hereof) plus (b) that portion of the difference between the Issue Price and the principal amount hereof that has accrued at the Yield to Maturity (as set forth on the face hereof) (computed in accordance with generally accepted United States bond yield computation principles) at the date as of which the Amortized Face Amount is calculated but in no event shall the Amortized Face Amount of this Security exceed its principal amount.

     The Indenture contains applicable provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth therein.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rates, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new

Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same. Transfers or exchanges of Certificated Registered Securities may not be effected during the 15-day period preceding the mailing of a notice of redemption.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     Capitalized terms not otherwise defined in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     This Security shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflict of laws provisions thereof.

                           OPTION TO ELECT REPAYMENT


     The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay the within Security (or the portion hereof specified below) pursuant to its terms at a price equal to the Repayment Price specified on the face hereof, together with accrued interest to the Repayment Date, to the undersigned at

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
        (Please print or typewrite name and address of the undersigned)

     If less than the entire principal amount of this Security is to be repaid, specify the portion hereof which the Holder elects to have repaid ______________ ________________________________ and specify the denomination or denominations (which shall be in authorized denominations) of the Securities to be issued to the Holder for the portion of the within Security not being repaid (in the absence of any such specification, one such Security will be issued for the portion not being repaid):

________________________________________________________________________________

Dated: ___________            __________________________________________________
                                             (Signature)

                              Sign exactly as name appears on the front of this Security [SIGNATURE GUARANTEED - required only if Securities are to be issued and delivered to other than the registered holder]

                              Fill in for registration of Securities if to be issued otherwise than to the registered holder:

                              Name:_____________________________________________
                              Address:__________________________________________
                                     ___________________________________________
                                          (Please print name and address
                                               including zip code)

                              SOCIAL SECURITY OR OTHER TAXPAYER ID NUMBER:

                              __________________________________________________

ABBREVIATIONS

          The following abbreviations, when used in the inscription on the face of this Security, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM            -     as tenants in common
TEN ENT            -     as tenants by the entireties
JT TEN             -     as joint tenant with right of survivorship and not as
                         tenants in common

UNIF GIFT MIN ACT  -     Custodian
                   (Cust)      (Minor)
                   under Uniform Gifts to Minors Act

                   (State)
                   Additional abbreviations may be used though not in the above list.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

________________________________________________________________________________
   (Please print or typewrite name and address, including postal zip code, of assignee)

PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

the within Security of Case Credit Corporation and hereby does irrevocably constitute and appoint

________________________________________________________________________________

Attorney to transfer said Security on the books of the within named Company, with full power of substitution in the premises.


Dated: ________________       __________________________________________________
                              NOTE: The signature to this assignment must correspond with the name as written upon the face of the within Security in every particular, without alteration or enlargement or any change whatsoever.